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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	23-2636866 (I.R.S. Employer Identification No.)

1436 Lancaster Avenue Berwyn, Pennsylvania (Address of principal executive offices)	19312-1288 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-113570

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        Dollar Financial Corp. (the "Registrant") hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $0.001 per share, to be registered hereunder set forth under the captions entitled "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Registrant's prospectus included as Part I of the Registration Statement on Form S-1 (Registration No. 333-113570), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on March 12, 2004, as amended on April 27, 2004, June 3, 2004, July 16, 2004, July 9,2004 and July 23, 2004, and as subsequently amended or supplemented (as so amended or supplemented, the "Registration Statement on Form S-1"). Any prospectus that constitutes part of the Registrant's Registration Statement on Form S-1 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

        The Registrant hereby incorporates by reference herein the following Exhibits to the Registrant's Registration Statement on Form S-1.

Exhibit Number	Description
3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant (to be filed with the Delaware Secretary of State prior to the closing of the offering)
3.4*	Form of Amended and Restated Bylaws (to be adopted prior to the closing of the offering)
4.1*	Specimen of Common Stock Certificate

*
Incorporated by reference herein to the corresponding Exhibit filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-113570).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOLLAR FINANCIAL CORP.

	By:	/s/ DONALD F. GAYHARDT Donald F. Gayhardt President
Dated: July 23, 2004

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE